Exhibit 99.1

Press Release

XTI Aerospace Provides Third Quarter 2024 Business Update

ENGLEWOOD, Colo., November 14, 2024 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace” or the “Company”) today provided a business update and announced the scheduled filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2024.

“We are making steady progress as it relates to the development of the TriFan 600, a fixed-wing, vertical lift crossover airplane uniquely designed to meet the needs of the evolving aviation industry and its customers,” commented Scott Pomeroy, CEO of XTI Aerospace. “We are nearing the completion of our conceptual design review phase, which will represent a significant milestone in our journey toward commercialization. This progress underscores our commitment to thorough planning and innovation. Importantly, we anticipate transitioning into the preliminary design review stage in early 2025, where we will refine our designs and further develop our engineering solutions.

“Supporting this progress, we have successfully launched Version 1.9 of our Flight Transition Simulator (FTS). This advanced simulator is important for optimizing the transition between vertical lift and wing-borne flight, a key feature of the TriFan 600. The recent update includes One-Engine-Inop (OEI) capabilities, which enables realistic simulations of engine-out scenarios during critical flight phases. We believe such enhancements will significantly bolster the simulator’s accuracy and reliability, ensuring that our future operators are well-prepared for any operational challenge.

“In addition, the Federal Aviation Administration recently published its Special Federal Aviation Regulation, establishing a regulatory framework for powered-lift operations. We believe this ruling represents a critical milestone for the aviation industry’s evolution toward safer, more efficient vertical takeoff and landing operations. We look forward to the transformative impact we expect this framework will bring to urban mobility and regional transportation including the TriFan 600.

“Moreover, we have made significant strides in enhancing our leadership team. First, we formed a Corporate Advisory Board comprised of industry veterans and thought leaders, bringing on Michael Tapp as Chairman, and adding Javier de la Peña, Strategy and Operations Executive at Woven by Toyota, a Toyota Motor Corporation Group Company, as well as others to the group. These members will provide invaluable insights and guidance on the Company’s growth strategy, which we expect to help us capitalize on emerging trends and opportunities in the aerospace sector. Additionally, Tobin Arthur has joined the team as Chief Strategy Officer. Tobin has a proven track record in strategic planning and business development, and is focusing on refining our strategic initiatives, expanding market reach, and fostering relationships with key stakeholders. Overall, we are very proud of the progress we have made and look forward to reporting on additional developments in the near-term.”

8123 Interport Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412
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The Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2024, is scheduled to be filed with the U.S. Securities and Exchange Commission today. The Form 10-Q will also be available on the Company’s website.

About XTI Aerospace, Inc.

XTI Aerospace (XTIAerospace.com) (Nasdaq: XTIA) is the parent company of XTI Aircraft Company (XTIAircraft.com), an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (VTOL) capability of a helicopter, speeds of 345 mph and a range of 700 miles, creating an entirely new category – the vertical lift crossover airplane (VLCA). Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (RTLS) technology with customers around the world who use the Company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com, and follow the Company on LinkedIn, X, and YouTube.

Listen to the Hangar X Studios podcast here: https://hangarxstudios.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about XTI Aerospace’s ability to achieve anticipated milestones in the timeframes currently anticipated or at all, the accuracy of XTI Aerospace’s Flight Transition Simulator, the products under development by XTI Aerospace, the advantages of XTI Aerospace’s technology, and XTI Aerospace’s customers, plans and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI Aerospace undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI Aerospace’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 16, 2024, and in subsequent reports filed with or furnished to the SEC.

8123 Interport Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412
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Contacts

General inquiries:
Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:
Crescendo Communications
Tel: +1 212-671-1020
Email: XTIA@crescendo-ir.com

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8123 Interport Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412
© XTI Aerospace, Inc | XTIAerospace.com	p. 3